Form 8-K/A

Exhibit 99.04
SiBEAM, Inc.

Unaudited Financial Statements

Three Months Ended March 31, 2011

Contents

Unaudited Consolidated Financial Statements

SiBEAM, Inc.
Condensed Consolidated Balance Sheets
(In Thousands, Except Share and per Share Amounts)
(Unaudited)

	Mar 31, 2011	December 31, 2010
Assets
Current assets:
Cash and cash equivalents	$1,756	$864
Marketable securities	370	4,605
Accounts receivable	1,110	395
Inventories, net	1,168	1,222
Prepaid expenses and other current assets	189	176
Total current assets	4,593	7,262
Property and equipment, net	285	360
Restricted cash and other assets	115	72
Total assets	$4,993	$7,694

Liabilities, convertible preferred stock and stockholders' deficit
Current liabilities:
Accounts payable	$559	$464
Accrued liabilities	1,666	1,712
Accrued compensation	903	786
Payable to a related party	43	–
Deferred Margin on Sales to Distributors	76	55
Deferred License Revenue	1,589	920
Total current liabilities	4,836	3,937

Line of credit, less current portion	–	–
Other long term liabilities	61	69

Commitments and contingencies

Convertible preferred stock (Note 7)	117,652	117,652

Stockholders' deficit:
Common stock 171,000,000 authorized shares, $0.001 par value:
Issued and outstanding shares - 3,275,394 at December 31, 2010 and 2009	3	3
Additional paid-in-capital	1,263	1,196
Accumulated deficit	(118,822)	(115,163)
Total stockholders' deficit	(117,556)	(113,964)
Total liabilities, convertible preferred stock and stockholders' deficit	$4,993	$7,694

See accompanying notes.

SiBEAM, Inc.
Condensed Consolidated Statements of Operations
(In Thousands)
(Unaudited)
	Three Months Ended March 31,
	2011	2010

Product Revenue	$480	$216
NRE, Licensing Revenue	245	167
Total Revenue	725	383

Cost of goods sold - product	221	181
Cost of goods sold - NRE, licensing revenue	25	–
Total cost of goods sold	246	181

Gross profit	479	202

Operating expenses:
Research and development	2,573	4,214
Sales and marketing	880	1,038
General and administrative	665	650
Total operating expenses	4,118	5,902

Loss from operations	(3,639)	(5,700)
Other expenses, net	(20)	(61)
Net loss	$(3,659)	$(5,761)

See accompanying notes.

SiBEAM, Inc.
Condensed Consolidated Statements of Cash Flows
(In Thousands)
(Unaudited)

	Three Months Ended March 31,
	2011	2010

Operating activities
Net loss	$(3,659)	$(5,761)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	81	155
Amortization of debt issuance costs	–	25
Stock based compensation expense	67	61
Changes in operating assets and liabilities:
Accounts receivable	(715)	117
Inventories	54	(496)
Prepaid expense and other current assets	(13)	(39)
Accounts payable	95	(25)
Accrued liabilities	(46)	(656)
Accrued compensation	117	176
Deferred income on disti shipments and NRE, Lic	690	40
Other long term liabilities	(8)	(2)
Net cash used in operating activities	(3,337)	(6,405)

Investing activities
Purchase of property and equipment	(6)	(15)
Purchase of marketable securities	(370)	(3,242)
Proceeds from the maturities of marketable securities	4,605	661
Net cash provided by (used in) investing activities	4,229	(2,596)

Financing activities
Proceeds from the issuance of common stock, net	–	5
Payments on line of credit	–	(563)
Net cash used in financing activities	–	(558)

Net increase (decrease) in cash and cash equivalents	892	(9,559)
Cash and cash equivalents at beginning of period	864	22,926
Cash and cash equivalents at end of period	$1,756	$13,367

Supplemental disclosures of cash flow information
Cash paid for interest	$–	$15
Cash paid for taxes	$–	$19

See accompanying notes.

SiBEAM, Inc.
Notes to Condensed Consolidated Financial Statements
March 31, 2011
(Unaudited)

1. Description of the Business and Summary of Significant Accounting Policies

Business

SiBEAM, Inc. (the Company or SiBEAM) is a leading provider of millimeter wave solutions and developer of high speed wireless communications platforms. The Company is engaged in driving the architecture and semiconductor implementation for the distribution and presentation of high definition multimedia and data in the consumer electronics, personal computing and mobile device markets. SiBEAM utilizes CMOS technology to build its 60 GHz chipsets. The Company’s semiconductor systems deliver lossless, uncompressed multi-gigabit wireless high definition video, audio and data. The Company began manufacturing these chipsets and generating revenues from the sale of these products in fiscal 2008.

In addition to developing millimeter wave solutions, the Company began licensing intellectual property through research and development agreements with other companies to incorporate WirelessHD technology in their designs.

The Company is headquartered in Sunnyvale, California, with engineering and sales offices in Japan, Korea, and California.

WirelessHD, LLC, a wholly owned subsidiary of SiBEAM, Inc., is the agent responsible for licensing the WiHD specification, promoting the WirelessHD standard and providing education on the benefits of WirelessHD to retailers and consumers.

SiBEAM, Inc. is a founding member of the WirelessHD special interest group and intends to support delivery of the first wireless high definition digital interface for A/V networks, the first of many applications for SiBEAM’s innovative technology.

Basis of Presentation and Principles of Consolidation

The consolidated financial statements include the results of operations of the Company and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation. The Company’s functional currency is the U.S. dollar.

Basis of Presentation

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Since inception, the Company has incurred cumulative net operating losses of approximately $118,822,000. This condition raises substantial doubt about the Company’s ability to continue as a going concern. Management expects to incur continuing operating losses and negative cash flows from operations through December 31, 2011 and recognizes the need for a future infusion of cash. As noted in Note 14 to these financial statements, the Company has signed a definitive agreement to be acquired by Silicon Image Inc. However, if the Company is unable to complete this transaction, other more substantial restructuring actions may be necessary, which would have a material adverse effect on the Company’s business, results of operations, and prospects. The financial statements do not include any adjustments to reflect possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

For a discussion of the Company’s significant accounting policies, refer to the Significant Accounting Policies in the audited consolidated financial statements for the year ended December 31, 2010 filed as Exhibit 99.02 to the Form 8-K/A.

Concentrations of Credit Risk

Three customers accounted for more than 10% of the Company’s gross accounts receivable balance as of March 31, 2011and December 31, 2010. The cumulative total of these customer balances comprised 93% of gross accounts receivable balance at March 31, 2011, as compared to 85% of gross accounts receivable balance at December 31, 2010.

Revenues in the three months ended March 31, 2011 and 2010 were derived primarily from distributors and from non-recurring engineering arrangements. Three customers accounted for more than 10% of total revenues during the three months ended March 31, 2011 and 2010.

Concentration of Suppliers

The Company outsources all of its manufacturing activities to third-party vendors. Wafer fabrication and assembly of parts are primarily performed in Asia and the final tests of the parts are completed in the U.S. The Company’s reliance on a limited number of suppliers presents risks from reduced control of the Company’s production capacity, manufacturing costs, and supply of its products available for sale. Additionally, a disruption in the manufacturing process resulting from a natural disaster or other unforeseen event could have a material adverse effect on the Company’s financial position and results of operations.

Stock-Based Compensation

Stock-based compensation expense included in the consolidated statements of operations consists of the values of stock, options, and warrants to purchase stock issued to employees and nonemployees.

The Company accounts for stock-based compensation using a fair value-based method for all costs related to share-based payments. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the employee’s requisite service periods (generally the vesting periods), which the Company has elected to amortize on a straight-line basis. Because stock compensation expense is based on awards ultimately expected to vest, it has been reduced by an estimate for future forfeitures. Forfeitures are estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

The Company makes a number of estimates and assumptions including the forfeiture rate, expected life, and volatility. Management utilized its historical data as an estimate of the expected forfeiture rate and recognized compensation costs only for those equity awards expected to vest. The effect of adjusting the forfeiture rate for all expense amortization is recognized in the period the forfeiture estimate is changed. In valuing share-based awards, significant judgment is required in determining the expected term individuals will hold their share-based awards prior to exercising them. The expected term of options granted represents the period of time that options granted are expected to be outstanding. In December 2007, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin No. 110, Share-Based Payment, announcing that the staff will accept the use of the simplified method to determine the options’ expected term in certain instances, including where a company has a lack of sufficient historic data of exercise behavior. As SiBEAM’s options are considered “plain vanilla” and no awards have been issued with a market condition, the Company has elected to use this simplified method, because it has limited historical exercise data or alternative information to reasonably estimate an expected term assumption. Expected volatility of the stock is based on the Company’s peer group in the industry in which it conducts business because it does not have sufficient historical volatility data for its own stock.

The Company accounts for stock-based compensation arrangements with nonemployees using a fair-value approach. For stock options granted to nonemployees, the fair value of the stock options is estimated using the Black-Scholes valuation model. This model utilizes the estimated fair value of common stock and requires that, at the date of grant, assumptions are made with respect to the remaining contractual term of the option, the volatility of the fair value of its common stock, the risk-free interest rates and the expected dividend yields of its common stock. The measurement of nonemployee stock-based compensation is subject to periodic adjustment as the underlying equity instruments vest.

The fair value of each option grant is estimated on the date of grant with the following assumptions:

	Three Months Ended March 31,
	2011	2010
Employee Stock Options Plans:
Expected life in years	6.25	6.25
Expected volatility	54.9%	54.9%
Risk-free interest rate	2.1%	2.3%
Expected dividends	none	none
Weighted average grant date fair value	$0.08	$0.08

Employee stock-based compensation expense for the three months ended March 31, 2011 and 2010, was $67,000 and $61,000, respectively.

2. Fair Value Measurements

The fair value measurements and disclosures guidance defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact, and it considers assumptions that market participants would use when pricing the asset or liability.

Fair Value Hierarchy

Fair value hierarchy requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The standard describes a fair value hierarchy based on three levels of inputs that may be used to measure fair value. The inputs for the first two levels are considered observable and the last is unobservable and include the following:

Level 1 – Valuations based on unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2 – Valuations based on quoted prices in markets that are not active, or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability.

Level 3 – Valuations based on prices or valuation techniques that require inputs that are both significant to the fair value measurement and are unobservable.

Asset and Liabilities Measured at Fair Value on a Recurring Basis

Assets and liabilities measured at fair value on a recurring basis as of March 31, 2011, are as follows:

	Fair Value
	Measurement Using		Total
	Level 1	Level 3	Balance
	(In Thousands)
Assets
Reported as cash equivalents:
Money Market Funds	$1,234	$-	$1,234
Reported as marketable securities:
Government agency securities	370	-	370
Total assets measured at fair value	$1,604	$-	$1,604

Assets and liabilities measured at fair value on a recurring basis are presented on the Company’s consolidated balance sheet as of December 31, 2010, as follows:

	Fair Value
	Measurement Using		Total
	Level 1	Level 3	Balance
	(In Thousands)
Assets
Reported as cash equivalents:
Money Market Funds	$219	$-	$219
Reported as marketable securities:
Government agency securities	3,835	-	3835
Commercial paper	770	-	770
Total marketable securities	4,605	-	4,605
Total assets measured at fair value	$4,824	$-	$4,824

3. Cash, Cash Equivalents and Marketable Securities

The following is a summary of cash, cash equivalents, and marketable securities as of March31, 2011:

	Amortized	Gross Unrealized		Estimated
	Cost	Gains	(Losses)	Fair Value
		(In Thousands)
Cash and cash equivalents:
Money market funds	$1,234	$-	$-	$1,234
Bank deposits	522	-	-	522
Total cash and cash equivalents	$1,756	$-	$-	$1,756

Marketable securities:
Government agency securities	$370	$-	$-	$370

The following is a summary of cash, cash equivalents, and marketable securities as of December 31, 2010:

	Amortized	Gross Unrealized		Estimated
	Cost	Gains	(Losses)	Fair Value
		(In Thousands)

Cash and cash equivalents:
Money market funds	$219	$-	$-	$219
Bank deposits	645	-	-	645
Total cash and cash equivalents	$864	$-	$-	$864

Marketable securities:
Government agency securities	$3,835	$-	$-	$3,835
Commercial paper	770	-	-	770
Total marketable securities	$4,605	$-	$-	$4,605

All of the Company’s securities have contractual maturities of less than one year.

There were no realized gains or losses from available-for-sale securities for the three months ended March 31, 2011 and 2010.

The Company reviews its investments to identify and evaluate investments that have indications of possible impairment. Factors considered in determining whether a loss is other than temporary include the length of time and extent to which fair value has been less than the cost basis, the financial condition and near-term prospects of the investee, and the Company’s intent and ability to hold the investment for a period of time sufficient to allow for any anticipated recovery in market value. All of the Company’s fixed-income securities as of March 31, 2011, were rated investment grade or better.

There were no net unrealized holding loss on available-for-sale investments that were included in accumulated other comprehensive gain in the consolidated balance sheet as of March 31, 2011. No available-for-sale securities held as of March 31, 2011 or 2010, have been in a continuous unrealized loss position for more than 12 months.

4. Related-Party Transactions

The Company is a member of a Consortium involved in the development of wireless HD standards. The Company acts as an agent for the Consortium and as such, membership fees are paid to the Company and the Company is responsible for making disbursements for Consortium expenses. There were no undispersed funds classified as restricted cash on the consolidated balance sheet as of December 31, 2010. There were $43,000 of undispersed funds classified as restricted cash on the consolidated balance sheet as of March 31, 2011.

5. Inventories

Inventories consisted of the following:

	March 31, 2011	December 31, 2010
	(In Thousands)
Raw material	$401	$514
Work-in-process	231	38
Finished goods	536	670
Total inventory	$1,168	$1,222

The Company had purchase order commitments for inventory in the amount of $511,000 as of March 31, 2011.

6. Property and Equipment

Property and equipment consist of the following:

	March 31, 2011	December 31, 2010
	(In Thousands)
Lab equipment	$1,612	$1,612
Computer equipment and software	1,202	1,196
Furniture and fixtures	113	113
Leasehold improvements	139	139
	3,066	3,060
Less: accumulated depreciation and amortization	(2,781)	(2,700)
	$285	$360

Depreciation expense for the three months ended March 31, 2011 and 2010 was $81,000 and $150,000, respectively.

7. Convertible Preferred Stock

At March 31, 2011, the Company was authorized to issue 122,669,696 shares of convertible preferred stock (par value $0.001 per share), of which 2,000,000 shares are designated Series 1 voting convertible preferred stock (Series 1), 10,000,000 are designated Series A voting convertible preferred stock (Series A), 15,197,996 are designated Series B convertible preferred stock (Series B), 20,000,000 are designated Series C convertible preferred stock (Series C) and 75,471,700 are designated Series D convertible preferred stock (Series D).

Series 1, Series A, Series B, Series C, and Series D shares are convertible into common stock on a one-for-one basis, subject to adjustment for anti-dilution and other factors. All convertible preferred stock will automatically convert into common stock concurrent with the closing of an underwritten public offering of common stock under the Securities Act of 1933, as amended, in which the Company receives at least $20.0 million in gross proceeds and the price per share is at least $1.19, as adjusted for recapitalizations.

Holders of convertible preferred stock are entitled to one vote for each share of common stock into which their shares can be converted.

The holders of each share of Series 1, Series A, Series B, Series C, and Series D are entitled to noncumulative dividends, as and if declared by the Board of Directors (the Board), at annual rates equal to $0.05, $0.12, $0.1333, $0.16, and $0.04 per share, respectively, on a pro rata, pari passu basis in proportion to the dividend rate for each series of preferred stock, in preference to the declaration or payment of any dividend on common stock. No dividends have been declared through March 31, 2011.

In the event of any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, the holders of Series 1, Series A, Series B, Series C, and Series D are entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of common stock, $0.625, $1.50, $1.6667, $2.00, and $0.53 per share, respectively, plus all declared and unpaid dividends. If, upon the occurrence of such an event, the proceeds thus distributed among the holders of the preferred stock are insufficient to permit the payment to such holders of the full preferential amounts, then the entire amount legally available for distribution shall be distributed among the holders of the preferred stock in proportion to the full preferential amount that each such holder is otherwise entitled to receive had such proceeds been available.

After payment of the Series 1, Series A, Series B, Series C, and Series D liquidation preference, the holders of common stock are entitled to receive all the remaining proceeds available for distribution to stockholders pro rata based on the number of shares of common stock held by each, with the shares of preferred stock being treated for this purpose as if they had been converted to shares of common stock at the then-applicable conversion rate. The aggregate distributions with respect to any share of preferred stock shall not exceed an amount equal to five times the applicable liquidation preference for that share of preferred stock plus any declared but unpaid dividends.

A merger or consolidation of the Company into another entity in which the stockholders of the Company own less than 50% of the voting stock of the surviving company, or the sale, transfer, or lease of substantially all assets of the Company, will be deemed a liquidation, dissolution, or winding up of the Company. This liquidation characteristic requires classification of the convertible preferred stock outside the equity section of the accompanying consolidated balance sheets.

Convertible Preferred Stock Warrants

On September 14, 2007, the Company issued warrants for the purchase of 125,997 shares of Series B at $1.6667 per share, as discussed in Note 11. On November 15, 2007, the Company issued additional warrants for the purchase of 71,999 shares of Series B at $1.6667 per share upon execution of the initial advance under the agreement, as discussed in Note 11. The Company has classified the fair value of the warrants, estimated using a Black-Scholes valuation model, as a liability, in accordance with FSP 150-5, and is being amortized over the term of the agreement.

8. Stockholders’ Deficit

2004 Stock Plan

In December 2004, the Board approved and the Company adopted the 2004 Stock Plan (the 2004 Plan). Stock options granted under the 2004 Plan may be either incentive stock options (ISOs) or nonstatutory options (NSOs). ISOs may be granted to employees with exercise prices not less than the fair value of the common stock on the grant date as determined by the Board, and NSOs may be granted to employees, directors, or consultants at exercise prices not less than 85% of the fair value of the common stock on the grant date as determined by the Board. If, at the time the Company grants an option, the optionee directly or by attribution owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, the exercise price shall be at least 110% of the fair value of the common stock on the grant date as determined by the Board. Options may be granted with vesting terms as determined by the Board.

Options expire no more than 10 years after the date of grant or earlier if employment is terminated. The Company generally settles employee stock option exercises with newly issued common shares.

Stock Options/Awards Activity

The following is a summary of activity under the Company’s stock option/award plans during the three months ended March 31, 2011, (in thousands, except weighted average exercise price):

	Options/Stock Awards Outstanding
		Weighted	Weighted
		Average	Average
		Exercise	Remaining	Aggregate
	Number of	Price per	Contractual	Intrinsic
	Shares	Share	Terms in Years	Value
At January 1, 2011	23,002,030	$0.12	7.7	$-
Granted	155,000	0.08	9.5	-
Forfeitures and cancellations	(603,677)	0.13	7.5	-
Exercised	(21,114)	0.12	4.5	-
At March 31, 2011	22,532,239	0.12	7.5	-
Vested and expected to vest at March 31, 2011	12,179,083	0.16	6.3	-
Exercisable at March 31, 2011	11,640,408	$0.16	7.5	$-

The following is a summary of activity under the Company’s stock option/award plans during the three months ended March 31, 2010, (in thousands, except weighted average exercise price):

	Options/Stock Awards Outstanding
		Weighted	Weighted
		Average	Average
		Exercise	Remaining	Aggregate
	Number of	Price per	Contractual	Intrinsic
	Shares	Share	Terms in Years	Value
At January 1, 2010	12,070,078	$0.21	6.9	$-
Granted	2,846,325	0.08	9.9	-
Forfeitures and cancellations	(469,927)	0.16	8.6	-
Exercised	(32,427)	0.22	8.5	-
At March 31, 2010	14,414,049	0.16	7.3	-
Vested and expected to vest at March 31, 2010	9,914,829	0.18	6.3	-
Exercisable at March 31, 2010	9,366,154	$0.18	7.1	$-

At March 31, 2011 and 2010, there were no shares of common stock issued under the 2004 Plan that were subject to repurchase rights due to the early exercise of stock options.

9. Leasing Agreements

On July 12, 2010, the Company renewed its facilities for two years commencing on September 16, 2010, and expiring on September 15, 2012. Rent under the agreement is expensed to operations on a straight-line basis over the terms of the lease. The rent expense for this lease is $27,596 per month.

For the three months ended March 31, 2011 and 2010, rent expense was $99,000 and $122,000, respectively.

As of March 31, 2011, future minimum lease payments under all non-cancellable operating lease agreements were as follows:

Operating Leases
(In Thousands)
2011	$282
2012	289
Total minimum lease payments	$571

10. Income Taxes

Based on the available objective evidence, management believes it is more likely than not that the net deferred tax assets will not be fully realizable for the year ended March 31, 2011. Accordingly, management continued to apply a full valuation allowance against its net deferred tax assets at March 31, 2011. The net changes in the total valuation allowance for the three months ended March 31, 2011 and 2010, were not significant.

11. Line of Credit

On September 14, 2007, the Company entered into a loan and security agreement with Comerica Bank (Comerica), which provides up to $6,000,000 to be used for general business purposes. The agreement includes a blanket lien on 100% of the Company’s assets, excluding intellectual property, as well as a negative pledge on the Company’s intellectual property by which the Company may not pledge its intellectual property to another entity without Comerica’s approval or consent. The agreement allows for advances to be made quarterly over a 12-month period, principal to be repaid in equal installments in terms ranging from 24 to 33 months following the month of any advance. The loan and security agreement was closed and fully paid as of August 31, 2010.

In connection with the loan and security agreement entered into on September 14, 2007, the Company issued a warrant for the purchase of 125,997 shares of Series B at $1.6667 per share. The warrant is outstanding at March 31, 2011, and will expire on September 14, 2017. Upon the Company’s execution of the initial advance under the agreement in 2007, the warrant was automatically amended to purchase an additional 71,999 shares of Series B for a total of 197,996 shares of Series B. All other terms and conditions remain unchanged upon the execution of this initial advance.

12. Revolving Line of Credit

On September 27, 2010, the Company entered into a working capital financing agreement with Silicon Valley Bank. This agreement provides up to $5.0 million revolving line of credit with a purchase order financing sublimit for general working capital. Up to $5.0 million (net) shall be available based on eligible accounts receivable with advances made against, and repayment applied to, individual invoices. The Company can borrow up to 80% of eligible accounts receivable including billed and fulfilled accounts receivable in which related invoices are less than 90 days from invoice date. Up to $1.5 million (net) may also be available as a purchase order sublimit provided the Company’s unrestricted cash balance maintained at Silicon Valley Bank is, at all times, greater than or equal to $7.5 million.

The agreement includes a continuing security interest in the Company’s assets excluding intellectual property, as well as a negative pledge on the Company’s intellectual property by which the Company may not pledge its intellectual property to another entity without Silicon Valley Bank’s approval or consent and interest to be calculated and paid monthly on any outstanding balance. Interest is calculated at 1.25% above the prime rate. The agreement matures on September 14, 2011.

As of March 31, 2011, the Company has not submitted any eligible accounts receivable invoices to Silicon Valley Bank for borrowing considerations.

13. 401(K) Plan

The Company sponsors a 401(k) Savings Plan (the Plan) for all U.S. employees who meet certain eligibility requirements. The Plan allows participants to contribute, on a pre-tax basis, an amount not to exceed a maximum contribution amount pursuant to Section 401(k) of the Internal Revenue Code. The Company is not required to contribute, nor has it contributed, to the savings plan for any of the periods presented.

14. Subsequent Events

The Company considers events or transactions that occur after the balance sheet date to provide additional evidence relative to certain estimates or to identify matters that require additional disclosure. Subsequent events have been evaluated through May 3, 2011, the date these unaudited condensed consolidated financial statements were available.

On April 13, 2011, the Company signed a definitive agreement to be acquired by Silicon Image Inc. The proposed transaction valued at $25.5 million is expected to close during the second quarter of 2011.